                                                                   EXHIBIT 10.21




                           BURLINGTON RESOURCES INC.
                             1997 PERFORMANCE SHARE
                                   UNIT PLAN



                          Effective December 11, 1996

                               TABLE OF CONTENTS


                                                                                  Page
ARTICLE 1    ESTABLISHMENT AND PURPOSE                                             1

ARTICLE 2    DEFINITIONS                                                           1

ARTICLE 3    ADMINISTRATION                                                        5

ARTICLE 4    PARTICIPANTS                                                          5

ARTICLE 5    PERFORMANCE SHARE UNITS AVAILABLE FOR THE PLAN                        6

ARTICLE 6    GRANT OF PERFORMANCE SHARE UNITS AND PERFORMANCE OBJECTIVES           6

ARTICLE 7    PAYMENT OF VESTED PERFORMANCE SHARE UNITS                             8

ARTICLE 8    GENERAL PROVISIONS                                                    11

                           BURLINGTON RESOURCES INC.

                        1997 PERFORMANCE SHARE UNIT PLAN

                    ARTICLE 1.     ESTABLISHMENT AND PURPOSE

     1.1 Establishment. Burlington Resources Inc. (the "Company") hereby establishes the Burlington Resources Inc. 1997 Performance Share Unit Plan effective as of December 11, 1996.

     1.2 Purpose. The purpose of this Plan is to provide additional incentives for the senior executives of the Company and its Subsidiaries to increase the earnings of the Company, to attract and retain senior executives whose skills are of critical importance to the Company, and to further the identity of interests of the Participants and the Company's stockholders through the reinforcement of long-term corporate strategic goals.


                           ARTICLE 2.     DEFINITIONS

     2.1 Definitions. When used in this Plan, the following terms shall have the respective meanings set forth below unless the context clearly indicates otherwise:

              (a) Beneficiary. The person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

              (b)      Board.  The Board of Directors of the Company.

              (c) Cause. The Company may terminate the Participant's employment for "Cause." A termination for cause is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant had failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice


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         setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and
         (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after written notice of termination is given by the Participant shall constitute Cause.

                 (d) Change in Control. As used in this Plan, a Change in Control shall be deemed to occur:

                          (i) upon the Company's obtaining actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                          (ii) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

                          (iii)   upon the approval by the Company's
                 stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company; or

                          (iv) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                 (e) Common Stock. The common stock of the Company, par value $.01 per share, or such other classes of share or other securities as may be applicable pursuant to the provisions of Section 5.2.

                 (f)     Company.  Burlington Resources Inc.

                 (g) Compensation Committee. The committee of the Board appointed and/or authorized by the Board to administer the Plan.





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                 (h)     Exchange Act.  The Securities Exchange Act of 1934, as
        amended.

                 (i) Fair Market Value. As determined with respect to a Performance Share Unit or share of Phantom Stock, Fair Market Value shall mean the average of the closing prices of the Common Stock during the twenty (20) business days immediately preceding and including the Valuation Date, as reported in the NYSE-Composite Transactions by Barron's or The Wall Street Journal for such days; provided, however, with respect to the payment of a Company Stock Account or for purposes of effecting investment transactions with respect to the Company Stock Account pursuant to Section 7.4 (other than the initial crediting of deferred Units to the Company Stock Account following the end of a Performance Cycle), Fair Market Value shall mean the mean between the highest and lowest quoted selling prices at which Common Stock was sold on such Valuation Date as reported in the NYSE-Composite Transactions by Barron's or The Wall Street Journal on the applicable Valuation Date or, if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, Fair Market Value on the date of a Change in Control shall be equal to the greater of (i) the highest price per share of the Company's Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the 60-day period ending on the date of the Change in Control, or (ii) if the Change in Control is one described in clause
        (ii) or (iii) of Section 2.1(d), the highest price per share paid for the Company's Common Stock in connection with such Change in Control.

                 (j) Good Reason. "Good Reason" shall mean the occurrence of any of the following events or conditions:

                          (i) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Cause, Permanent Disability, as a result of his death, or by the Participant other than for Good Reason;

                          (ii) a reduction in the Participant's annual base salary;

                          (iii) the Company's requiring the Participant (without the consent of the Participant) to be based at any place outside a thirty-five (35) mile radius of his place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                           (iv) the failure by the Company to (A) continue in effect any material compensation or benefit plan in which the Participant was participating at the time of the Change in Control, including, but not limited to, the Company's Stock Incentive Plan, the Performance Share Unit Plan, the Burlington Resources Inc. Retirement Savings Plan, the Supplemental Benefits Plans, the Incentive Compensation Plan, and the Deferred Compensation Plan or (B) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                           (v) any material breach by the Company of any provision of this Plan; or

                          (vi)     any purported termination of the
        Participant's employment for Cause by the Company which does not otherwise comply with the terms of this Plan.

                 (k) Management Committee. The committee designated pursuant to the provisions of Article 3.

                 (l)     Performance Cycle.  That period commencing with
        January 1 of each year in which the grant of a Performance Share Unit is made and ending on December 31 of the third succeeding year or such other period as the Plan Administrator shall designate. The Plan Administrator, in its discretion, may initiate one or more overlapping Performance Cycles that begin before an existing Performance Cycle has ended.

                 (m) Performance Share Unit or Unit. The unit of award having an accounting value equal to the Fair Market Value of one share of Common Stock.

                 (n) Permanent Disability. A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Management Committee finds, upon the basis of medical evidence satisfactory to it, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its Subsidiaries in a position for which the Participant is reasonably qualified by reason of his education or experience and that such disability will be permanent and continuous during the remainder of his life.

                (o) Plan Administrator. The Board or the Compensation Committee authorized pursuant to Section 3 to administer the Plan.





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
                (p) Subsidiary. A corporation or other form of business association designated by the Compensation Committee and controlled, directly or indirectly, by the Company.

                (q) Valuation Date. The date at the end of the Performance Cycle (or at such other time as the Plan may require or the Plan Administrator may select) that is designated by the Plan Administrator for the purpose of determining the Fair Market Value of vested Units that will be paid to the Participant or Beneficiary and/or credited to the Participant's Memorandum Account in accordance with
        Article 7; provided, however, with respect to (1) payment of a Participant's Company Stock Account, the Valuation Date shall be the date of the Participant's termination of employment, (2) directed investment changes in a Company Stock Account, the Valuation Date shall be the date such Participant's investment direction is received by the Company, (3) phantom dividends credited to the Company Stock Account, the Valuation Date shall be the dividend payment date, and (4) a Change in Control, the Valuation Date shall be the date of the Change in Control.

                              ARTICLE 3.  ADMINISTRATION

         3.1 Committees. The Plan shall be administered by the Plan Administrator and the Management Committee with each having the responsibilities and duties specifically assigned to it herein. The Management Committee shall consist of the Chief Executive Officer of the Company and/or such other senior officers as he or she shall designate. Subject to such review and approval or modification as the Plan Administrator deems appropriate, the Management Committee shall perform all administrative functions not expressly denied to it or reserved for the Plan Administrator under the terms of the Plan. No member of the Management Committee shall vote on any matter that pertains solely to himself or herself.

         With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times solely of non-employee directors, as defined in the rules promulgated under Section 16(b) of the Exchange Act, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

         The Plan Administrator shall have the ultimate responsibility for granting awards, determining the vesting and value of Units, reviewing the actions of the Management Committee as it deems appropriate, and performing such other functions as are specifically assigned to it under the terms of the Plan. Nothing herein shall prevent the Plan

Administrator from obtaining and approving recommendations of the Management Committee regarding matters reserved to the Plan Administrator.
Notwithstanding anything herein to the contrary, the Plan Administrator shall have the full authority and power with respect to the Plan's administration and operation with respect to all matters relating to compliance with Section 16(b).

                            ARTICLE 4.  PARTICIPANTS

         4.1 Participants. The Plan Administrator shall select the senior executives of the Company and its Subsidiaries who are eligible to receive Units under the Plan (the "Participants"). Participants, in general, will be limited to the Chairman of the Board, President, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and other senior executives of the Company, and the chief executive officers and other senior executives of the Subsidiaries who have the principal responsibility for the management, direction and success of the Company as a whole or of a particular business unit thereof. Directors of the Company who are full-time executives of the Company or a Subsidiary shall be eligible to participate in the Plan. Participants may be selected at the beginning of, or during, a Performance Cycle at the discretion of the Plan Administrator.


         ARTICLE 5.      PERFORMANCE SHARE UNITS AVAILABLE FOR THE PLAN

         5.1 Performance Share Units. Subject to Section 5.2, the number of Performance Share Units which may be granted under the Plan is initially set at 1,000,000. If additional Units are needed under the Plan, after such initial number has been fully utilized, the Board shall authorize such additional Units as it shall determine to be appropriate for awards under the Plan. Units that have been granted and are fully vested or that still may become fully vested under the terms of the Plan shall reduce the number of outstanding Units that are available for use in making future grants under the Plan. Upon expiration or termination, in whole or in part, of nonvested Units at the end of a Performance Cycle or otherwise, such expired or terminated Units shall again be available for awards under the Plan.

         5.2 Recapitalization. In the event of recapitalization, stock split, stock dividend, exchanges of shares, merger, reorganization, change in the corporate structure of the Company or similar event, the Plan Administrator may make appropriate adjustments in the number of Units authorized for the Plan and, with respect to outstanding Units, the Plan Administrator may make appropriate adjustments in the number of Units.


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                   ARTICLE 6.  GRANT OF PERFORMANCE SHARE UNITS AND

                             PERFORMANCE OBJECTIVES

         6.1 Grants of Units. Units may be granted to the Participants in such number and at such times during the Performance Cycle as the Plan Administrator shall determine, taking into account the duties of the respective executives, their present and potential contributions to the success of the Company or its Subsidiaries, their compensation provided by other incentive plans, their salaries, and such other factors as the Plan Administrator shall deem appropriate. Normally, however, Units will be granted only at the beginning of each Performance Cycle except in cases where a prorated grant may be made in mid-cycle to a newly eligible Participant or a Participant whose job responsibilities have significantly changed during the cycle.

         6.2 Performance Objectives. The Plan Administrator shall have the sole authority for deciding what measures of corporate performance ("Performance Targets") are appropriate for (i) judging the success of the Company and its Subsidiaries in meeting their strategic objectives during the Performance Cycle and (ii) measuring the contribution of Participants toward such success. At the request of the Plan Administrator, the Company's Chief Executive Officer shall submit recommendations to the Plan Administrator regarding applicable Performance Targets to be adopted for the Units to be awarded for each Performance Cycle, but such recommendations shall not be binding.


         6.3     Vesting Schedule.

                 (a) Vesting. With respect to each Performance Cycle, the Plan Administrator shall adopt a vesting schedule which will permit a designated percentage of the Units granted at the beginning of that Performance Cycle to vest at the end of each of the years in the Performance Cycle. Vesting for each year in a Performance Cycle will depend upon vesting guidelines established by the Plan Administrator which reflect the Company's performance in relation to the Performance Targets for the appropriate period of the Performance Cycle, provided that the Plan Administrator may, in its discretion, alter the vesting guidelines in the event of unusual circumstances. The Plan Administrator may, in its discretion, carry over to the end of the Performance Cycle any Units that did not vest during the prior years of the Performance Cycle because of the Company's performance in relation to the Performance Targets. The vesting schedule with respect to Participants who begin participation or receive an additional grant of Units during the Performance Cycle will be determined by the Plan Administrator at the time of grant.

                 (b) Determination of Performance. The annual performance rating resulting in vesting under Section 6.3(a) shall be determined by the Plan Administrator based on criteria selected by it such as relationships between actual and targeted results for Performance Targets, comparisons of relative performance by the Company and other companies chosen by the Plan Administrator, and such additional or alternative factors as the Plan Administrator may deem appropriate.

                 (c) Other Vesting Considerations. Becoming vested in a Unit means acquiring a nonforfeitable right to receive payment for that Unit. The time and manner of such payment shall be determined under the provisions of the Plan other than this Section 6.3. A Participant (or his or her Beneficiaries in the case of his or her death) who has retired, died, become Permanently Disabled, or who has terminated his or her employment prior to the end or a Performance Cycle, shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time the Participant ceased active employment with the Company and its Subsidiaries.

                 (d) Change in Control. Notwithstanding the foregoing vesting provisions, one-fourth (1/4) of all Units originally granted in a Performance Cycle shall become fully vested upon of a Change in Control. In the event of termination of the Participant's employment within two (2) years following a Change in Control, but subsequent to the year in which the Change in Control occurs, for any reason other than (a) death, (b) Permanent Disability, (c) Cause, or (d) by the Participant without Good Reason, an additional one-fourth (1/4) of all Units originally granted in any then continuing Performance Cycle that began prior to the Change in Control shall become fully vested. With respect to any Units granted during the second, third or fourth years of any then continuing Performance Cycle that began prior to the Change in Control, the preceding provisions of this Section 6.3(d) shall be applied by substituting "one-fourth (1/4)" with "one-third (1/3)," "one-half ( 1/2)" or "the entire amount," respectively.

         6.4 Adjustment by Plan Administrator. The Plan Administrator may, at its discretion, change from time to time the Performance Targets and vesting schedules with respect to nonvested Units to (a) include or exclude extraordinary or nonrecurring items, (b) reflect changes in prevailing competitive or general economic conditions, (c) adjust for changes in income tax laws and regulations or accounting rules, (d) reflect changes in the Company's financial or corporate structure, as a result of a recapitalization merger, reorganization, acquisition or divestiture, and (e) to reflect other appropriate major events.

         6.5 Notice to Participants. The Management Committee shall notify each Participant in writing of the grant of Units to him and the Performance Targets and vesting criteria applicable to such Units.

                   ARTICLE 7.  PAYMENT OF VESTED PERFORMANCE SHARE

                                     UNITS

         7.1 Entitlement to Payment. Each Unit which has vested shall entitle the Participant or his Beneficiary to receive from the Participant's employer a lump sum payment in cash as soon as practicable following the applicable Valuation Date. The amount of such payment shall be determined by multiplying the number of vested Units by the Fair Market Value of a share of Common Stock on such Valuation Date. For this purpose, the number of vested Units shall be the sum of the Units in which the Participant became vested during the Performance Cycle, pursuant to Section 6.3, determined (i) as of the end of the Performance Cycle in the case of a Participant who is still then an employee of the Company or a Subsidiary, or (ii) as of the Participant's death, Permanent Disability, retirement or other termination of employment (whichever is applicable) in the case of a Participant who is no longer an employee of the Company or a Subsidiary at the end of the Performance Cycle. Moreover, the applicable Valuation Date shall correspond to the end of the Performance Cycle, except that it shall be the date of the Participant's death or Permanent Disability if such event has occurred prior to the end of the Performance Cycle. Notwithstanding the foregoing, however, a Participant may receive a deferred payment in lieu of all or a portion of a lump sum payment pursuant to an election described below in this Article 7.

         7.2 Deferred Payment. Prior to the end of a Performance Cycle, the Participant may, subject to the consent of the Plan Administrator and in accordance with procedures that the Plan Administrator has approved, elect to have all or a portion of the lump sum payment described in Section 7.1 with respect to such vested Units deferred until his retirement, death, Permanent Disability, resignation, or other termination of employment with the Company and its Subsidiaries or until any other specified time that is acceptable to the Plan Administrator. Such deferred amount shall be paid in accordance with the remainder of this Article 7 rather than as provided in Section 7.1, whereas amounts payable with respect to other Units that vest at a different time in the Performance Cycle and are not subject to a deferred payment election shall continue to be paid as a lump sum in accordance with Section 7.1. The deferral election shall be irrevocable and shall be made on a form approved by the Plan Administrator.

         7.3 Memorandum Account. The Company shall establish a ledger account (the "Memorandum Account") for each Participant who has elected to defer a payment pursuant to Section 7.2. Except as provided in Section 7.4, interest shall accrue on the deferred payment to the date of distribution, and shall be credited to the Memorandum Account at the end or each calendar quarter or such other periods as may be determined by the Management Committee (the deferred payment plus credited interest under the Memorandum Account being the "Interest Account"). The Management Committee shall determine the rate of interest periodically.

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         7.4     Investment of Accounts.  In lieu of investing in the Interest
Account, a Participant may request that the Management Committee (or, with respect to a Participant who is subject to Section 16(b) of the Exchange Act (an "Insider"), the Plan Administrator) credit all or a specified percentage of his or her deferred payment in the Company Stock Account (as defined below), the S&P Account (as defined below), or in any combination of the Interest Account, Company Stock Account and/or S&P Account as elected by the Participant; however, the Management Committee (or, with respect to a Participant who is an Insider, the Plan Administrator) shall not be obligated to honor any such Participant's request. If the Management Committee (or the Plan Administrator, as the case may be) elects to honor any such request, it shall establish a separate subaccount(s) for such Participant under his or her Memorandum Account, which shall be credited (i) with respect to the Company Stock Account, with whole and fractional phantom shares of Common Stock ("Phantom Stock") as of the applicable date, and with phantom dividends with respect to the credited Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock (such credited shares of Phantom Stock being the "Company Stock Account") and (ii) with respect to the S&P Account, with whole and fractional phantom units in a Standard & Poor's 500 Composite Stock Price Index fund (or by reference to a mutual fund selected by the Management Committee that tracks such index as of the applicable date) and with any phantom distributions on such credited S&P units, which shall be credited as being reinvested in additional phantom S&P units (such credited phantom S&P units being the "S&P Account"). All credits and debits to the Company Stock Account shall be made based on the Fair Market Value per share of the Common Stock on the applicable Valuation Date, unless otherwise authorized by the Management Committee (or the Plan Administrator, as the case may be). If the Management Committee (or the Plan Administrator, as the case may be) chooses to not honor any Participant's request to invest his or her Memorandum Account in the Company Stock Account or the S&P Account, the Participant's deferral automatically shall be held in the Interest Account.

Each Participant who has a Memorandum Account under the Plan may request that all or a specified percentage of his or her Memorandum Account balance as of any date be reinvested in the Interest Account, Company Stock Account and/or S&P Account in such proportions as elected by the Participant; provided, however, the Management Committee (or Plan Administrator, as the case may be), shall not be obligated to honor any such request. This election shall be in such form as the Management Committee (or the Plan Administrator, as the case may be) shall establish and shall comply with all requirements of Section 16(b), to the extent applicable.

         7.5 Payment of Deferred Compensation. Upon retirement, death, Permanent Disability, resignation or termination of employment of a Participant who has elected to defer the payment in respect of any Units, the employer shall pay in cash to the Participant (or his Beneficiary in the case of his death) an amount equal to the balance of his Memorandum Account, as follows:

         (a)     a lump sum payment,

         (b) in 60 consecutive equal monthly installments together with an interest adjustment (determined under Section 7.3), or

         (c) in 120 consecutive equal monthly installments together with an interest adjustment (determined under Section 7.3),

whichever form of payment has been elected by the Participant. However, if a Participant elects to receive the distribution in installments, his or her Company Stock Account or S&P Account automatically shall be converted into an Interest Account as of the Participant's date of termination.

         Payment of a Memorandum Account shall commence or be made in the month following the Participant's retirement, death, Permanent Disability, resignation or termination of employment or any other specified time that is elected and acceptable to the Management Committee or the Plan Administrator, as the case may be.

         7.6 Acceleration of Payments of Deferred Compensation. The Plan Administrator, in its discretion, may accelerate the payment of the unpaid balance of a Participant's Memorandum Account in the event of the Participant's retirement, death, Permanent Disability, resignation or termination of employment, or upon its determination that the Participant (or his Beneficiary in the case of his death) has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of such person or of a dependant, a loss of such person's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such person. The Plan Administrator, in making its determination of severe financial hardship, may consider such factors and require such information as it deems appropriate, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of such person's assets, to the extent liquidation of such assets will not itself cause severe financial hardship. The Plan Administrator, in making its determination, may consider such factors and require such information as it deems appropriate.

         7.7 Acceleration of Payment Due to Change in Control. Upon a Change in Control, all current Performance Cycles shall immediately end, and all vested Units (including Units that vest pursuant to Section 6.3(d)) and shares of Phantom Stock credited under a Company Stock Account shall be valued at their then Fair Market Value. Each Participant's employer (or the Company in the event that another employer does not promptly make payment) shall pay the Participant the Fair Market Value of his or her vested Units and the remaining unpaid balance of his Memorandum Account(s). This payment shall be made in a lump sum in lieu of any otherwise applicable form and time of payment under the Plan and shall be made within ten (10) days after the Change in Control; provided, however, that any Participant may elect prior to the occurrence of a Change in Control to have the payment in respect to all or a portion of his Units and/or Memorandum Account deferred until his or her retirement, death, Permanent Disability, resignation or termination of employment.

A deferral election shall be revocable until the date of such a Change in Control and after the date of the Change in Control such election shall be irrevocable. A deferral election shall be made on a form prescribed by the Management Committee. All deferred payments in respect to Units shall be paid pursuant to the payment options set forth in Section 7.5.

                       ARTICLE 8.      GENERAL PROVISIONS

         8.1 Unfunded Obligation. The deferred amounts to be paid to Participants pursuant to this Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments including trust investments which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Memorandum Accounts shall not create or constitute a trust or a fiduciary relationship between the Compensation Committee, Management Committee, the Company, or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or his Beneficiary or his creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

         8.2 Other Benefits. Grants, vesting, or payment of Performance Share Units shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

         8.3 Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Management Committee executed by the Participant (with the consent of the Participant's spouse, if required by the Management Committee for reasons of community property or otherwise), and delivered to the Management Committee. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, if the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Account is paid, the balance shall be paid to the Participant's spouse or if there is no surviving spouse, to his or her lineal descendants, pro rata, or if there in no surviving spouse or lineal descendants, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law either preempts or if such state law does not recognize Beneficiary designations under plans of this sort.

         8.4 Withholding of Taxes. Appropriate income and FICA tax withholdings shall be made from payments pursuant to this Plan and from other wages of Participants, as required under applicable law.

         8.5 Nonassignment. The right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

         8.6 No Right to Continued Employment or Future Grants. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such Participant at any time without assigning any reasons therefor. The grant of a Unit to a Participant shall not give the Participant any right to subsequent grants of Units under the Plan.

         8.7 Leaves of Absence. Leaves of absence for such periods and purpose conforming to the personnel policy of the Company, or of its Subsidiaries as applicable, shall not be deemed termination of employment.

         8.8 Transfers. In the event a participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the Units granted to him prior to such date shall not be affected.

         8.9 Shareholder Rights. The grant of a Unit shall not entitle a Participant or Beneficiary to any dividend, voting or other rights as a shareholder of the Company.

         8.10 Termination and Amendment. The Board or the Compensation Committee may from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, no such action shall be allowed to impair the right of a Participant to receive payment with respect to Units that have vested as of such date without the consent or such Participant. The Management Committee may amend the Plan, without Board or Compensation Committee approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the amendments do not materially increase the cost of the Plan to the Company and its Subsidiaries, and do not substantially alter the level of benefits under the Plan or expand the classification or employees eligible to participate in the Plan. If the Plan is suspended or terminated, the Board may reinstate any or all of its provisions.

         8.11    Applicable Law.   The Plan shall be construed and governed in
accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

         8.12 Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall be operated in compliance with Section 16(b) of the Exchange Act and, if any Plan provision or transaction is found not to comply with Section 16(b), that provision or transaction, as the case may be, shall be deemed null and void ab initio. Notwithstanding anything in the Plan to the contrary, the Board or the Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition any provision of the Plan to Participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.





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